UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): February 2, 2012

Hanger Orthopedic Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

 (Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.03                                             Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2012, the Board of Directors of Hanger Orthopedic Group, Inc. (the “Company”) approved amendments to the Amended and Restated By-Laws of the Company (the “Amendments”).  The Amendments:

•                                          establish procedures that stockholders seeking to bring business before an annual meeting of stockholders or nominate directors must satisfy;

•                                          establish procedures relating to the indemnification of officers and directors of the Company;

•                                          revise the number of authorized members of the Board of Directors from one to nine to five to eleven as set by the Board of Directors by resolution from time to time;

•                                          revise the list of officers required under the By-Laws, including the removal of the Chairman of the Board as an executive officer and the addition of Chief Financial Officer as a required officer;

•                                          update the general duties of various officers, and specify duties for the Chief Financial Officer;

•                                          eliminate the concept of Vice Chairman of the Board; and

•                                          update the existing By-Laws for internal consistency as well as consistency with the provisions of the Delaware General Corporation Law, and to reflect the Company’s current operational and business circumstances.

The description of the Amendments is qualified in its entirety to the copy of the Company’s Amended and Restated By-Laws, as amended, that is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(3.1)        Amended and Restated By-Laws of Hanger Orthopedic Group, Inc., as amended effective February 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: February 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

(3.1)	Amended and Restated By-Laws of Hanger Orthopedic Group, Inc., as amended effective February 2, 2012.